UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 16, 2017

NGL Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (918) 481-1119

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On February 16, 2017, NGL Energy Partners LP (the “Partnership”) and NGL Energy Finance Corp. (“Finance Corp.” and together with the Partnership, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC and Deutsche Bank Securities Inc., as representatives of the initial purchasers listed on Schedule1 to the Purchase Agreement (collectively, the “Initial Purchasers”) related to the issuance and sale by the Issuers to the Initial Purchasers of $500,000,000 aggregate principal amount of the Issuers’ 6.125% Senior Notes due 2025 (the “Notes”).  The Issuers’ obligations thereunder are fully, unconditionally, jointly and severally guaranteed on an unsubordinated and unsecured basis, by certain of the Partnership’s subsidiaries (collectively, the “Guarantors,” and together with the Issuers, the “Obligors”).

The Notes and the guarantees thereof (collectively, the “Securities”) were offered and sold in a private offering (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Securities have not been registered under the Securities Act or applicable state securities laws, and consequently, the Securities may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Obligors, on one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Closing of the Offering and delivery of the Securities pursuant to the Purchase Agreement occurred on February 22, 2017.  The Issuers received net proceeds from the issuance and sale of the Securities of approximately $491.0 million, after deducting the Initial Purchasers’ discount and estimated expenses associated with the Offering. The Partnership intends to use the net proceeds of the Offering to repay borrowings under its credit agreement.

A copy of the Purchase Agreement is filed as Exhibit 1.1 hereto, and is incorporated herein by reference. The description of the Purchase Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Indenture

The Securities were issued pursuant to an indenture, dated February 22, 2017 (the “Indenture”), by and among the Obligors and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes accrue interest from February 22, 2017 at a rate of 6.125% per year.  Interest on the Notes is payable semi-annually in arrears on March 1 and September 1 of each year, beginning September 1, 2017.  The Notes mature on March 1, 2025.

On or after March 1, 2020,  the Issuers may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, on the notes redeemed to but excluding the redemption date.  Prior to March 1, 2020, the Issuers may redeem all or a part of the Notes at a redemption price equal to the Make-Whole Price, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

“Make-Whole Price” with respect to any Notes to be redeemed, means an amount equal to the greater of:

(1) 100% of the principal amount of such Note, and

(2) the sum of the present values of (a) the redemption price of such notes at March 1, 2020 and (b) the remaining scheduled payments of interest from the redemption date to March 1, 2020 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-

annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such Notes, if any, to the redemption date.

If the Issuers experience certain kinds of changes of control (which in certain cases may require the change of control event to be followed by a rating decline), holders of the Notes will be entitled to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture.  The Partnership will offer to make a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.  Upon an event of default under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable.

A copy of the Indenture is filed as Exhibit 4.1 hereto, and the form of the Global Notes included as Exhibits A1 and A2 to the Indenture are filed as Exhibit 4.2 hereto, and each is incorporated herein by reference.  The description of the Indenture and the Securities in this Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

On February 22, 2017, in connection with the closing of this offering of the Notes, the Obligors entered into a registration rights agreement with RBC Capital Markets, LLC and Deutsche Bank Securities Inc., as representatives of the Initial Purchasers (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Obligors have agreed to, among other things, use their commercially reasonable efforts to (i) file an exchange offer registration statement with respect to the exchange notes and the exchange guarantees, (ii) cause such exchange offer registration statement to become effective on or prior to 365 days after the closing of this offering and (iii) keep such exchange offer registration statement effective continuously and keep the exchange offer period open for a period of not less than the period required under applicable United States federal and state securities laws to consummate the exchange offer (provided that such period shall not be less than 20 business days after the date on which the notice of the exchange offer is mailed to holders of the Notes).  If, among other things, such exchange offer registration statement is not filed or declared effective by the United States Securities and Exchange Commission by the required time, or the exchange offer has not been consummated within 30 business days following the targeted date of effectiveness (as set forth in the Registration Rights Agreement), the Obligors will be required to pay to the holders of the Notes liquidated damages in an amount equal to 0.25% per annum on the principal amount of the Notes held by such holder during the 90-day period immediately following the occurrence of such registration default, and such amount shall increase by 0.25% per annum at the end of such 90-day period.

A copy of the Registration Rights Agreement is filed as Exhibit 4.3 hereto and is incorporated herein by reference.  The description of the Registration Rights Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1

Purchase Agreement, dated February 16, 2017, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors party thereto and RBC Capital Markets, LLC and Deutsche Bank Securities Inc., as representatives of the initial purchasers named therein.

4.1	Indenture, dated as of February 22, 2017, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Forms of 6.125% Senior Notes due 2025 (included as Exhibits A1 and A2 to Exhibit 4.1 of this Current Report on Form 8-K).

4.3

Registration Rights Agreement, dated as of February 22, 2017, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors listed therein on Exhibit A and RBC Capital Markets, LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

By: NGL Energy Holdings LLC, its general partner

Date: February 22, 2017	By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

Exhibit Number	Description

1.1

Purchase Agreement, dated February 16, 2017, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors party thereto and RBC Capital Markets, LLC and Deutsche Bank Securities Inc., as representatives of the initial purchasers named therein.

4.1	Indenture, dated as of February 22, 2017, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Forms of 6.125% Senior Notes due 2025 (included as Exhibits A1 and A2 to Exhibit 4.1 of this Current Report on Form 8-K).

4.3

Registration Rights Agreement, dated as of February 22, 2017, by and among NGL Energy Partners LP, NGL Energy Finance Corp., the guarantors listed therein on Exhibit A and RBC Capital Markets, LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers.